As filed with the Securities and Exchange Commission on December 11, 2014

Registration No. 333-200668

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Flexion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	26-1388364
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 Mall Road, Suite 301

Burlington, MA 01803

(781) 305-7777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael D. Clayman, M.D.

Chief Executive Officer

Flexion Therapeutics, Inc.

10 Mall Road, Suite 301

Burlington, MA 01803

(781) 305-7777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq. Sean M. Clayton, Esq. Cooley LLP 500 Boylston Street, 14th Floor Boston, Massachusetts 02116 (617) 937-2300	Mitchell Bloom, Esq. Edward King, Esq. Ryan Sansom, Esq. Goodwin Procter LLP 53 State Street Boston, Massachusetts 02109 (617) 570-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☒     333-200668

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

This post-effective amendment shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(d) under the Securities Act of 1933, as amended.

Explanatory Note

This Post-Effective Amendment No. 1 (this “Amendment”) relates to the Registrant’s Registration Statement on Form S-1 (File No. 333-200668), as amended, declared effective on December 11, 2014 by the Securities and Exchange Commission. The Registrant is filing this Amendment for the sole purpose of replacing Exhibit 5.1 to the Registration Statement. This Amendment does not modify any provision of Part I or Part II of the Registration Statement other than Item 16(a) of Part II as set forth below.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and financial statement schedules.

(a)	Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on the 11th day of December, 2014.

FLEXION THERAPEUTICS, INC.

By:	/s/ Michael D. Clayman, M.D.
Michael D. Clayman, M.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Clayman, M.D. Michael D. Clayman, M.D.	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	December 11, 2014

/s/ Frederick W. Driscoll Frederick W. Driscoll	Chief Financial Officer (Principal Financial and Accounting Officer)	December 11, 2014

/s/ Patrick J. Mahaffy* Patrick J. Mahaffy	Chairman of the Board of Directors	December 11, 2014

/s/ Samuel D. Colella* Samuel D. Colella	Member of the Board of Directors	December 11, 2014

/s/ Heath Lukatch, Ph.D.* Heath Lukatch, Ph.D.	Member of the Board of Directors	December 11, 2014

/s/ Sandesh Mahatme* Sandesh Mahatme	Member of the Board of Directors	December 11, 2014

/s/ Ann Merrifield* Ann Merrifield	Member of the Board of Directors	December 11, 2014

/s/ Alan Milinazzo* Alan Milinazzo	Member of the Board of Directors	December 11, 2014

/s/ Andrew J. Schwab* Andrew J. Schwab	Member of the Board of Directors	December 11, 2014

* Pursuant to power of attorney

By:	/s/ Michael D. Clayman, M.D.
Michael D. Clayman, M.D.

EXHIBIT INDEX

Exhibit number	Description

1.1†	Form of Underwriting Agreement.

3.1(1)	Form of Amended and Restated Certificate of Incorporation of the Registrant.

3.2(1)	Amended and Restated Bylaws of the Registrant.

4.1(2)	Form of Common Stock Certificate of the Registrant.

4.2(2)	Amended and Restated Investor Rights Agreement, dated December 3, 2012, by and among the Registrant and certain of its stockholders.

4.3(2)	Conversion, Amendment and Waiver Agreement, dated January 27, 2014, by and among the Registrant and certain of its stockholders.

5.1	Opinion of Cooley LLP.

10.1+(2)	Form of Indemnity Agreement by and between the Registrant and its directors and officers.

10.2+(2)	Flexion Therapeutics, Inc. 2009 Equity Incentive Plan and Forms of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice thereunder.

10.3+(2)	Flexion Therapeutics, Inc. 2013 Equity Incentive Plan and Forms of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice thereunder.

10.4+(2)	Flexion Therapeutics, Inc. 2013 Employee Stock Purchase Plan.

10.5+(3)	Flexion Therapeutics, Inc. Non-Employee Director Compensation Policy, as revised.

10.6+(2)	Amended and Restated Offer Letter by and between the Registrant and Michael D. Clayman, M.D.

10.7+(3)	Amendment to Amended and Restated Offer Letter by and between the Registrant and Michael D. Clayman, M.D.

10.8+(2)	Amended and Restated Offer Letter by and between the Registrant and Neil Bodick, M.D., Ph.D.

10.9+(3)	Amendment to Amended and Restated Offer Letter by and between the Registrant and Neil Bodick, M.D., Ph.D.

10.10+(2)	Amended and Restated Offer Letter by and between the Registrant and Fred Driscoll.

10.11+(3)	Amendment to Amended and Restated Offer Letter by and between the Registrant and Fred Driscoll.

10.12*(2)	Out-License Agreement, dated June 12, 2009, by and between the Registrant (as successor in interest to Flexion Therapeutics AG) and AstraZeneca AB.

10.13*(2)	Out-License Agreement, dated September 3, 2010, by and between the Registrant and AstraZeneca AB.

10.14*(2)	Letter Agreement, dated December 3, 2012, by and between the Registrant and AstraZeneca AB.

10.15*(4)	Letter Agreement, dated March 17, 2014, by and between the Registrant and AstraZeneca AB.

10.16(2)	Credit and Security Agreement, dated January 3, 2013, by and between the Registrant and MidCap Financial SBIC, LP.

10.17(2)	Lease, dated February 22, 2013, by and between the Registrant and The Trustees of Mall Road Trust.

10.18+(5)	Flexion Therapeutics, Inc. Change in Control Bonus Plan.

23.1†	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1†	Power of Attorney.

†	Previously filed.
+	Indicates management contract or compensatory plan.
*	Confidential treatment has been granted with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.
(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 19, 2014.
(2)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-193233), as amended.
(3)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 28, 2014.
(4)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on May 12, 2014.
(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 2, 2014.